                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AK STEEL HOLDING CORPORATION

--------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Certificate)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

    -----------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

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  (4)  Date Filed:

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    Notes:
    Reg. (S)240.14a-101.
    SEC 1913 (3-99)

                         AK STEEL HOLDING CORPORATION
                               703 Curtis Street
                            Middletown, Ohio 45043

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

   The 2002 Annual Meeting of Stockholders of AK Steel Holding Corporation (the "Company") will be held in the duBarry Room of the Hotel duPont, 11th & Market Streets, Wilmington, Delaware, on Tuesday, May 14, 2002, at 10:00 a.m., for the following purposes:

       1. To elect nine directors of the Company; and

       2. To transact such other business as properly may come before the meeting.

   The Board of Directors has fixed March 22, 2002, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,
                                             BRENDA S. HARMON
                                               Secretary

Middletown, Ohio
April 5, 2002



 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY FURNISHING WRITTEN NOTICE TO THAT EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                         AK STEEL HOLDING CORPORATION
                               703 Curtis Street
                            Middletown, Ohio 45043

                               -----------------

                                PROXY STATEMENT

                               -----------------

   This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 14, 2002 and at any and all adjournments thereof.

   At the meeting, the Company's stockholders will vote for the election of nine directors. The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting is required for election as a director. Each share represented by a duly executed proxy received by the Company prior to the meeting will be voted in accordance with the choices specified therein by the stockholder. If no contrary direction is specified, the proxy will be voted FOR the election as directors of the nine nominees listed in this Proxy Statement. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

   The Board of Directors has fixed the close of business on March 22, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, there were issued and outstanding 107,925,775 shares of Common Stock and 259,481 shares of Preferred Stock, all of which vote together as a single class. Holders of Common Stock and/or Preferred Stock are entitled to one vote for each share held on all matters that properly may come before the meeting.

                             ELECTION OF DIRECTORS

   In accordance with the Company's by-laws, the Board of Directors has fixed the number of directors at nine. If elected, each of the nominees listed below will serve as a director of the Company for a term expiring on the date of the next succeeding Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. If any nominee is unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

Information Concerning Nominees for Directors

   Set forth below is information with respect to the nine nominees for election as directors, each of whom currently is serving as a director of the Company.

                 Richard A. Abdoo
  [PHOTO]
                 Mr. Abdoo, age 58, was elected a director of the Company effective April 19, 2001.
                 Mr. Abdoo has been the Chairman, President and Chief Executive Officer of Wisconsin
                 Energy Corporation since May 1991. He is a director of Marshall & Ilsey Corporation,
                 Cobalt Corporation and Sensient Technologies Corporation. He is a member of the
                 American Economic Association and is a registered professional engineer in various states.

  [PHOTO]   Allen Born

            Mr. Born, age 68, a director of the Company since March 2, 1995, is Chairman of Born
            Investments, LLC, a private investment firm involved in venture capital and directional drilling for natural gas production. From November 1993 until July 1998, he served as
            Chairman and Chief Executive Officer of Alumax Inc., and for more than five years prior thereto he served as Chairman and Chief Executive Officer of Amax Inc. Mr. Born also is a director of Cyra Technologies, Inc. and Inmet Mining.

  [PHOTO]       Donald V. Fites

                Mr. Fites, age 68, a director of the Company since January 1, 2000, was the Chairman and Chief Executive Officer of Caterpillar Inc. from June 1990 until his retirement in
                February 1999. He currently serves as a director of AT&T Wireless Services, Inc.,
                Georgia-Pacific Corporation, Exxon-Mobil Corporation, Oshkosh Truck Corporation and
                Wolverine World Wide Inc. Mr. Fites also is past chairman of the National Advisory
                Board of The Salvation Army, a director of The World Methodist Council, a trustee of
                The Carnegie Endowment for International Peace, a director of Valparaiso University, a member of the board of advisors of Thayer Capital Partners and a member of The
                Business Council.-

  [PHOTO]          Dr. Bonnie G. Hill

                   Dr. Hill, age 60, a director of the Company since April 7, 1994, is President of B. Hill
                   Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues. From February 1997 to July 2001 she was
                   President and Chief Executive Officer of The Times Mirror Foundation, Vice President
                   of The Times Mirror Company, and, from August 1998 to July 2001, Senior Vice
                   President Communications and Public Affairs for the Los Angeles Times. Prior thereto, she served as Dean of the McIntire School of Commerce at the University of Virginia.
                   She also is a director of National Grid Group plc, Hershey Foods Corporation, The Home
                   Depot, Inc., ChoicePoint, Inc., and Albertson's, Inc.

  [PHOTO]         Robert H. Jenkins

                  Mr. Jenkins, age 59, a director of the Company since January 24, 1996, served as
                  Chairman of the Board of Sundstrand Corporation from April 1997 and as President and
                  Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into
                  United Technologies Corporation in June 1999. For more than five years prior thereto,
                  Mr. Jenkins was employed by Illinois Tool Works as its Executive Vice President and in
                  other senior management positions. Mr. Jenkins also is a director of Clarcor Inc., Pella
                  Corporation, Sentry Insurance, Solutia, Inc. and Visteon Corporation.

                  Lawrence A. Leser
  [PHOTO]
                  Mr. Leser, age 66, a director of the Company since May 17, 1995, retired as Chairman of
                  The E.W. Scripps Company in May 1999, having also served as its Chief Executive
                  Officer from July 1985 until May 1996. Mr. Leser also serves as a director of Union
                  Central Life Insurance Company and is a Trustee of Xavier University.

                Daniel J. Meyer
  [PHOTO]
                Mr. Meyer, age 65, a director of the Company since January 1, 2000, retired as Chairman and Chief Executive Officer of Milacron Inc., a Cincinnati-based plastics processing and metalworking technologies company, in June 2001. He currently serves as a director of
                The E.W. Scripps Company, Hubbell Inc., Broadwing Inc. and Milacron Inc.

                     Dr. James A. Thomson
  [PHOTO]
                     Dr. Thomson, age 57, a director of the Company since March 18, 1996, is the President and Chief Executive Officer of The RAND Corporation, having served in that capacity since August 1989. He also serves as a director of Entrust Technologies Inc. and Texas
                     Biotechnology Corporation.

                        Richard M. Wardrop, Jr.
  [PHOTO]
                        Mr. Wardrop, age 56, was elected Chairman of the Board of the Company effective
                        January 27, 1997, and became President of the Company effective March 2, 2002 upon the retirement of James L. Wareham. He has been a director since March 2, 1995, and
                        Chief Executive Officer since May 16, 1995. In addition, Mr. Wardrop served as
                        President of the Company from April 7, 1994, until March 20, 1997. Mr. Wardrop also serves as a director of Build-to-Order, Incorporated, a recently-formed company that will produce build-to-order vehicles for delivery directly to the consumer and in which the
                        Company is an equity investor.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

Committees of the Board of Directors

   The Board of Directors has established an Audit Committee, a Compensation Committee, a Public Affairs Committee and a Nominating and Governance Committee.

   The Audit Committee recommends to the Board of Directors the firm of certified public accountants that will be appointed to serve as the independent auditors of the Company's annual financial statements. The Committee meets with representatives of that accounting firm to review the plan, scope and results of the annual audit and the recommendations of the independent accountants regarding the Company's internal accounting systems and controls. Since May 14, 2001 (the date of the last Annual Meeting of Stockholders), the Committee has consisted of Messrs. Leser (Chairperson), Born and Meyer, and Dr. Thomson. A report of the Audit Committee is set forth on page 16.

   The Compensation Committee makes recommendations to the Board of Directors with regard to the Company's compensation and benefits policies and practices. The Committee also reviews and makes recommendations to the Board of Directors with respect to the compensation of the Company's principal executive officers and administers the Company's Stock Incentive Plan. During 2001, the members of the Committee were Messrs. Born (Chairperson), Jenkins and Leser and Dr. Hill.

   The Public Affairs Committee reviews and makes recommendations to the Board of Directors regarding the Company's public affairs policies and practices, including its policies with respect to environmental compliance, employee safety and health and equal employment opportunities. Since May 14, 2001, the Committee has consisted of Dr. Hill (Chairperson) and Messrs. Fites, Meyer and Abdoo.

   The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding the size, organization, membership requirements, compensation and other practices and policies of the Board. Messrs. Jenkins (Chairperson) and Fites and Dr. Thomson have served on the Committee since January 1, 2001. They were joined by Mr. Abdoo on April 19, 2001, in anticipation of Mr. Meyer's transfer to the Audit Committee on May 14, 2001.

Attendance at Meetings

   During 2001, there were four regular meetings and two special telephonic meetings of the Board of Directors, four meetings of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee and two meetings of the Public Affairs Committee. Each director attended at least 75% of the meetings of the Board and those committees of which he or she was a member.

Compensation of Directors

   During 2001, each director who is not an employee of the Company received an annual fee of $37,500 for service on the Board of Directors. One-half of that amount was paid in the form of restricted shares of Common Stock of the Company valued at its market price on the date of issuance and the balance was paid in cash or, at the director's option, in the form of additional restricted shares of Common Stock. Each director who chairs a committee of the Board of Directors received an additional annual fee of $5,000 for such service. Non-employee directors also were paid a fee of $1,500 for each Board meeting and each committee meeting they attended and were reimbursed for their expenses incurred in attending those meetings. An employee of the Company who serves as a director receives no additional compensation for such service. Upon first being elected to the Board, each non-employee director also is granted options under the Company's Stock Incentive Plan to purchase a total of 10,000 shares of the Company's Common Stock at its then prevailing market price. The options vest on the first anniversary of the date of grant and may be exercised at any time thereafter until the tenth anniversary of the grant date or three years after retirement from the Board, whichever is sooner.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of that class and other equity securities of the Company. Officers, directors and greater-than-ten-percent beneficial owners are required by Rule 16a-3(e) under the Exchange Act to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

   To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with during 2001.

                                STOCK OWNERSHIP

Directors and Executive Officers

   The following table sets forth as of March 22, 2002, information with respect to the beneficial ownership of the Company's Common Stock by (i) each officer of the Company named in the Summary Compensation Table on page 7, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group. To the knowledge of the Company, none of its directors or executive officers owns any shares of its Preferred Stock.

                                                 Shares      Percentage of
                                                  Owned       Outstanding
                                             Beneficially(1)   Shares(2)
                                             --------------- -------------
     Richard A. Abdoo.......................       13,473           *
     Allen Born.............................       34,821           *
     Donald V. Fites........................       21,161           *
     Dr. Bonnie G. Hill.....................        9,979           *
     David C. Horn..........................       23,501           *
     John G. Hritz..........................      334,149           *
     Robert H. Jenkins......................       19,749           *
     Lawrence A. Leser......................       17,401           *
     Daniel J. Meyer........................       20,661           *
     Dr. James A. Thomson...................       16,899           *
     James L. Wainscott.....................      165,985           *
     Richard M. Wardrop, Jr.................    1,920,056        1.78%
     James L. Wareham(3)....................      258,892           *
     All directors and executive officers as
       a group (22 persons).................    3,691,819        3.42%

--------
(1) Includes shares subject to stock options exercisable within 60 days.
(2) An asterisk indicates ownership of less than 1%.
(3) Mr. Wareham retired from the Company effective March 1, 2002. The number of shares shown opposite his name in this table are those known by the Company to have been owned by him as of March 1, 2002.

Other Beneficial Owners

   The following table sets forth information with respect to each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company as of December 31, 2001.

                                                               Percentage
                                                     Shares        of
                                                     Owned     Outstanding
         Name and Address of Beneficial Owner     Beneficially   Shares
         ------------------------------------     ------------ -----------
        Franklin Resources, Inc.(1)..............  12,496,100     11.6%
          One Franklin Parkway
          San Mateo, California 94403
        Salomon Smith Barney Holdings Inc.(2)....   7,073,402      6.6%
          338 Greenwich Street
          New York, New York 10013
        Kawasaki Steel Corporation(3)............   5,510,638      5.1%
          Hibiya, Kokusai Building
          2-3 Uchisaiwaicho, 2-Chome
          Chiyoda-Ku, Tokyo 100 Japan

   -----
   (1) Based on information contained in a statement on Schedule 13G, dated February 1, 2002, Franklin Resources. Inc. is a holding company for subsidiaries that include investment advisers registered under the Investment Advisers Act of 1940 having sole voting and dispositive power with respect to an aggregate of 12,496,100 shares held by or for various managed accounts to which they furnish advisory services.
   (2) Based on information contained in a statement on Schedule 13G, dated February 6, 2002, filed jointly by Salomon Smith Barney Holdings Inc. ("SSB Holdings") and its ultimate parent, Citigroup Inc. ("Citigroup"), each of which is a parent holding company or control person of Salomon Brothers Asset Management Inc. ("SBAMI"), an investment adviser registered under the Investment Advisers Act of 1940, SSB Holdings and Citigroup had shared voting and dispositive power with respect to an aggregate of 7,073,402 shares held by SBAMI for the benefit of various managed accounts for which it furnishes advisory services.
   (3) Based on information furnished by the Transfer Agent for the Company's Common Stock.

                            EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

   Annual compensation paid to executive officers of the Company consists of salary and cash bonus awards under the Company's Annual Management Incentive Plan. Long-term compensation consists of restricted stock awards and stock options under the Company's Stock Incentive Plan and payouts in the form of cash and/or restricted stock under the Company's Long-Term Performance Plan.

   The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company for each of the past three years to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executives") serving as such at December 31, 2001.

                          Summary Compensation Table

                                                         Long-Term Compensation
                                                   -----------------------------------
                               Annual Compensation          Awards           Payouts
                               ------------------- ------------------------ ----------
                                                               Securities                 All
                                                   Restricted  Underlying                Other
        Name and                                     Stock        Stock        LTIP     Compen-
   Principal Position           Salary   Bonus(1)  Awards(2)     Options    Payouts(3) sation(4)
      at 12/31/01         Year   ($)       ($)        ($)     (# of Shares)    ($)        ($)
   ------------------     ---- --------- --------- ---------- ------------- ---------- ---------
Richard M. Wardrop, Jr.   2001 1,250,000   750,000   735,000     200,000    2,125,000  2,824,388
 Chairman and Chief       2000 1,200,000 2,040,000 1,457,504     400,000    2,040,000     96,121
 Executive Officer(5)     1999 1,200,000 2,040,000 1,539,688     150,000    1,800,000     94,007


James L. Wareham          2001   400,000   180,000   183,750      40,000      600,000    810,894
 President(6)             2000   400,000   600,000   273,282      25,000      600,000     34,028
                          1999   400,000   600,000   355,313      25,000      600,000     36,224


John G. Hritz             2001   415,000   124,500   183,750      40,000      425,000    336,421
 Executive Vice President 2000   385,000   385,000   364,376      40,000      385,000     28,244
                          1999   350,000   350,000   826,251      80,000      350,000     26,313


James L. Wainscott        2001   330,000    99,000   183,750      40,000      330,000    220,475
 Senior Vice President    2000   300,000   300,000   273,282      30,000      300,000     21,859
 and Chief Financial      1999   215,000   215,000   236,875      20,000      215,000     15,864
 Officer

David C. Horn             2001   343,750    95,813    58,250      10,000      323,750      1,346
 Vice President and       2000    27,083    18,958    23,203       5,000       18,953        107
 General Counsel(7)

--------
Footnotes appear on the following page.

Footnotes:
(1)Amounts shown in this column represent bonuses earned under the Company's Annual Management Incentive Plan, as described in the Compensation Committee Report on Executive Compensation, which begins on page 13.

(2) The dollar value of each restricted stock award indicated in this column is based on the average price of the Company's Common Stock on the date of the award. The amounts shown do not include the value of restricted stock awards representing a portion of the payouts under the Company's Long-Term Performance Plan. All awards shown in this column were granted pursuant to the Company's Stock Incentive Plan. The aggregate number of shares of restricted stock held by the Named Executives at December 31, 2001 and the dollar value thereof (based on the closing price of the Company's Common Stock on December 31, 2001) were as follows: for Mr. Wardrop--263,750, $3,001,475; for Mr. Wareham--62,500, $711,250; for Mr. Hritz--74,000;
    $842,120; for Mr. Wainscott--45,500, $517,790 and for Mr. Horn--7,500,
    $85,350. Dividends are paid on shares of restricted stock to the extent declared and paid on the Company's Common Stock.

(3) The amounts shown in this column represent bonuses earned under the Company's Long-Term Performance Plan. The entire amount shown for each Named Executive for 2001 and 2000 was paid in cash. In 1999, one half of the amount shown for each Named Executive was paid in cash and the balance in the form of an award of restricted shares of Common Stock valued on the basis of the market price of the Company's Common Stock on the date of the approval of the share issuance by the Compensation Committee. Those shares are in addition to shares underlying restricted stock awards granted pursuant to the Stock Incentive Plan, but are subject to all of the terms and conditions of that plan except that 20% of the shares vest on each of the first through fifth anniversaries of the award. The Long-Term Performance Plan is described in the Compensation Committee Report on Executive Compensation.

(4) Amounts shown in this column include (i) imputed income arising out of a Company-provided life insurance plan, (ii) cash paid pursuant to a Company-provided medical plan, and (iii) above-market interest which was paid upon the distribution of balances held in a deferred compensation plan that was discontinued in 2001. The deferred compensation on which the interest was earned was previously reported as compensation for the respective Named Executives in the years in which that compensation was deferred. The amounts shown in this column for 2001 were derived as follows: (i) for Mr. Wardrop $12,637 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $2,811,751 was the amount of the above-market interest paid to him upon discontinuation in 2001 of the deferred compensation plan, (ii) for Mr. Wareham $5,932 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $804,962 was the amount of the above-market interest paid to him upon discontinuation in 2001 of the deferred compensation plan, (iii) for Mr. Hritz $1,402 was attributed to him for imputed income arising out of a Company-provided life insurance plan, $200 was paid to him pursuant to a Company-provided medical plan and $334,819 was the amount of the above-market interest paid to him upon discontinuation in 2001 of the deferred compensation plan, (iv) for Mr. Wainscott $731 was attributed to him for imputed income arising out of a Company-provided life insurance plan, $200 was paid to him pursuant to a Company-provided medical plan and $219,544 was the amount of the above-market interest paid to him upon discontinuation in 2001 of the deferred compensation plan, (v) for Mr. Horn $1,146 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $200 was paid to him pursuant to a Company-provided medical plan.

(5) Mr. Wardrop assumed the additional title of President effective March 2, 2002 following Mr. Wareham's retirement.

(6) Mr. Wareham was an executive officer of the Company at December 31, 2001. He retired from the Company effective March 1, 2002.

(7) Mr. Horn joined the Company on December 1, 2000, and was elected Vice President and General Counsel effective April 19, 2001.

Stock Options

   Pursuant to its Stock Incentive Plan, the Company grants to its key employees, including its executive officers, options to purchase shares of its Common Stock. The plan does not provide for, and the Company does not grant, stock appreciation rights.

   The following table sets forth information with respect to stock options granted to the Named Executives in 2001:

                          Stock Option Grants in 2001

                           Percent of                       Potential Realizable
                             Total                         Value at Assumed Annual
                            Options                         Rates of Stock Price
                   Options Granted to Exercise             Appreciation for Option
                   Granted Employees  Price Per                    Term(2)
                    (# of   in 2001     Share   Expiration -----------------------
Name               shares)    (%)      ($)(1)      Date      5% ($)      10% ($)
----               ------- ---------- --------- ----------  ---------   ---------
R. M. Wardrop, Jr. 200,000   34.45      9.1875   1/18/11   1,155,594   2,928,502
J. L. Wareham.....  40,000    6.89      9.1875   1/18/11     231,119     585,700
J. G. Hritz.......  40,000    6.89      9.1875   1/18/11     231,119     585,700
J. L. Wainscott...  40,000    6.89      9.1875   1/18/11     231,119     585,700
D. C. Horn........  10,000    1.72     11.6500   4/19/11      73,266     185,671

--------
(1)All options provide for an exercise price equal to the fair market value of the underlying shares as of the date of grant.
(2)The amounts shown in these columns represent the potential appreciation in the value of the options over their stated term of ten years, based upon assumed compounded rates of appreciation of 5% per year (equivalent to 62.89%) and 10% per year (equivalent to 159.37%), respectively. Those amounts are not intended as forecasts of future appreciation, which is dependent upon the actual increase, if any, in the market price of the shares underlying the options, and there is no assurance that the amounts of appreciation shown in these columns will be realized.

   The following table provides information as to options exercised by each of the Named Executives in 2001 and the value of options held by them at year end:

                    Aggregate Option Exercises in 2001 and
                      Option Values at December 31, 2001

                                             Number of Unexercised     Value of Unexercised
                     Number                       Options at          In-the-Money Options at
                    of Shares                  December 31, 2001      December 31, 2001($)(1)
                   Acquired on    Value    ------------------------- -------------------------
Name                Exercise   Realized($) Exercisable Unexercisable Exercisable Unexercisable
----               ----------- ----------- ----------- ------------- ----------- -------------
R. M. Wardrop, Jr.     -0-         -0-      1,063,334     516,666         -0-       438,500
J. L. Wareham.....     -0-         -0-        135,001      64,999         -0-        87,700
J. G. Hritz.......     -0-         -0-        141,000      93,332         -0-        87,700
J. L. Wainscott...     -0-         -0-         45,332      66,666         -0-        87,700
D. C. Horn........     -0-         -0-          1,667      13,333       3,499         6,995

--------
(1)Calculated on the basis of the difference between the option exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2001 ($11.38 per share).

Long-Term Incentive Awards

   The Company's Long-Term Performance Plan is designed to increase management's focus on the Company's longer term performance relative to that of a group of five other steel producers--Bethlehem Steel Corporation, The LTV Corporation, National Steel Corporation, Nucor Corporation and United States Steel Corporation--and to further enhance the Company's ability to retain the services of its key executives.

   Long-term performance is measured on the basis of what the Company deems to be a critical indicator of profitability in the steel industry--operating profit per ton of steel shipped--which, for purposes of the plan, is assessed both annually and cumulatively over a performance period of three years, with a new performance period commencing annually. Payouts are shown in the Summary Compensation Table on page 7.

   Payouts under the plan are made shortly following the expiration of the applicable performance period. The payout to each participating executive is determined by multiplying the executive's annualized base salary as of the end of the performance period by an award percentage. A target percentage for each executive is established at or shortly following the beginning of the performance period, subject to the approval of the Compensation Committee. The actual award percentage may be higher or lower than the target percentage, depending upon the Company's performance relative to that of the competitor group during the performance period, and currently ranges from a threshold of 15% of the target percentage to a maximum of 200% of the target percentage. An executive would be entitled to the maximum payout only if the Company's performance ranks first among the competitor group both on a cumulative basis over the entire performance period and during the last year thereof. No payment is made to an executive who has voluntarily resigned or been discharged for cause prior to the scheduled date of payout. Upon retirement or certain other termination events, an executive is entitled under the Plan to receive, in lieu of any amounts to which he or she otherwise might have been entitled in respect of performance periods that commenced prior thereto but are scheduled to expire thereafter, a payment equal to his or her payout for the performance period last ended prior to the date of his or her retirement or termination of employment. Up to 50% of an executive's payout may be made in the form of an award of shares of restricted stock, which vests with respect to 20% of the shares on each of the first through fifth anniversaries of the award date. Except as otherwise approved by the Compensation Committee, no payout is made unless the Company reports net income for the last year of the performance period.

   The following table sets forth information with respect to potential payouts to the Named Executives pursuant to the Company's Long-Term Performance Plan:

                 Projected Long-Term Performance Plan Payouts

                      Number of
                       Shares,    Performance    Projected Future Payouts(2)
                      Units or   Period Until   -----------------------------
                        Other    Maturation or  Threshold  Target    Maximum
   Name               Rights(1)     Payout         ($)      ($)        ($)
   ----               --------- --------------- --------- --------- ---------
   R. M. Wardrop, Jr.    85     1/1/01-12/31/03  159,375  1,062,500 2,125,000
   J. L. Wareham(3)..    75     1/1/01-12/31/03       --         --        --
   J. G. Hritz.......    50     1/1/01-12/31/03   31,875    212,500   425,000
   J. L. Wainscott...    50     1/1/01-12/31/03   24,750    165,000   330,000
   D. C. Horn........    50     1/1/01-12/31/03   26,250    175,000   350,000

--------
(1) The number set forth in this column for a Named Executive is the target percentage specified by the Compensation Committee.
(2) For purposes of projecting a Named Executive's future payout, the applicable target percentage has been multiplied against the Named Executive's annualized base salary as of December 31, 2001. A Named Executive's ultimate payout will be determined by multiplying the applicable award percentage against his or her annualized base salary at December 31, 2003, which may not be the same as that in effect at December 31, 2001.
(3) No future payouts are projected for Mr. Wareham because of his retirement from the Company effective March 1, 2002.

Agreements with Principal Officers

   The Company's executive officers and certain other key managers are covered by agreements that provide for severance payments and other benefits in the event of termination of the employee's employment for certain reasons set forth in the agreements (a "Triggering Event"), such as a diminution of the covered employee's salary, a significant adverse change in the employee's responsibilities or termination of the employee's employment other than for cause (as defined in the agreements). The agreements with the executive officers generally provide that upon the occurrence of a Triggering Event, an elected officer (including each of the Named Executives) would be entitled to
(i) a lump sum severance payment equal to the salary to which that officer would otherwise have been entitled for a period (the "severance payment period") of 36 months (if the Triggering Event occurs within 24 months following the occurrence of a Change in Control, as defined in the agreements) or 24 months (in the case of a Triggering Event occurring other than within 24 months after a Change in Control); (ii) a lump sum payment under the Company's Annual Management Incentive Plan of a sum equal to the aggregate annual bonuses to which the officer would have been entitled for the applicable severance payment period based upon the bonus actually received by the employee under that plan for the year preceding the Triggering Event; (iii) payment of any Long-Term Performance Plan award earned, but not yet paid, and a lump-sum payment equal to the award paid or earned for the prior performance period;
(iv) the immediate vesting and lapse of all restrictions on shares that were the subject of restricted stock awards to the employee under the Company's Stock Incentive Plan; (v) the right, for a period of three years following the Triggering Event, to exercise any stock options that were outstanding at the date of the Triggering Event; and (vi) continuing coverage under the Company's benefit plans (including life, health and other insurance benefits) for the duration of the applicable severance payment period. For all key managers other than executive officers, the applicable severance period is 18 months, whether or not the Triggering Event is preceded by a Change in Control. The agreements with certain executive officers (including the Named Executives) also provide that, upon either (i) an involuntary termination of employment other than for cause (whether or not preceded by a Change in Control) or (ii) a voluntary termination of employment for good reason (as defined in the agreements) within 24 months following a Change in Control, the officer would be entitled to a further lump sum payment equal to (and in lieu of) all amounts to which that officer would otherwise have been entitled under the Company's supplemental retirement plan (described below under "Pension Plans"), such payment to be calculated as if he had become fully vested under the plan and had retired at age 60 (or his then actual age, if higher). If the Triggering Event is preceded by a Change in Control and any portion of the required payments to an elected officer becomes subject to the federal excise tax on so-called "parachute payments," the agreement with that officer provides for "gross-up" so that the net amount retained by the officer, after deduction of the excise tax and any applicable taxes on the "gross-up" payment, is not reduced as a consequence of such excise tax. The Company's agreements with its executive officers (including the Named Executives) provide to each such officer the right, exercisable only during a thirty-day period commencing (i) immediately after the occurrence of a Change in Control in the case of the Chief Executive Officer, and (ii) 180 days following the occurrence of a Change in Control in the case of all other senior executive officers, to voluntarily terminate his or her employment and obtain the same benefits as would be available following a Triggering Event.

Pension Plans

   The Company's executive officers are eligible for retirement benefits under either of two qualified benefit plans: (i) a defined benefit plan (the "Defined Benefit Plan") that provides benefits based on an employee's highest eligible earnings in any 60 consecutive months of service during his or her last 120 consecutive months of service, or (ii) a cash balance plan (the "Cash Balance Plan") that accumulates credits based on an employee's length of service and his or her compensation throughout that period of service. An employee's eligibility for coverage under a particular plan is generally determined on the basis of the date at which he or she commenced employment with the Company.

   Executive officers are also eligible for benefits under a supplemental retirement plan (the "Supplemental Plan") that provides a "make up" of qualified plan benefits that may be denied to participants in the qualified plans because of limitations imposed by the Internal Revenue Code of 1986, as amended, as well as supplemental benefits for employees with a minimum of ten years of service, including at least five years of service as a member of key management. The actuarially determined present value of an eligible participant's vested benefit under the Supplemental Plan is payable in a lump sum. That benefit is subject to an offset for any benefit from the Company's qualified plan and any other employer-provided qualified plan. A participant's benefit under the Supplemental Plan, before giving effect to such offset, is equal to the greater of:

   (a) 50% of his or her average covered compensation (base salary, bonus under the Annual Management Incentive Plan and payout under the Long-Term Performance Plan) during the relevant calculation period, or

   (b) the participant's benefit under the applicable qualified plan in which he or she participates, calculated without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended.

                       Estimated Annual Pension Benefits

   Each of the Named Executives (other than Mr. Hritz) and three of the Company's other officers, participate in the Cash Balance Plan. Mr. Hritz and six other officers participate in the Defined Benefit Plan. Except for Mr. Wareham, who accrued a supplemental retirement benefit under the terms of the Supplemental Plan in effect at the time of his employment, all officers also are covered under the Supplemental Plan. The following table sets forth the estimated combined annual retirement benefits (calculated on a straight life annuity basis) that may become payable to a covered participant in the higher compensation classifications under either of the qualified plans and the Supplemental Plan, assuming satisfaction of the requisite service requirements at time of retirement:

                           Estimated Maximum Benefit
                          ----------------------------
                              Average
                              Covered       Estimated
                          Compensation ($) Benefit ($)
                          ---------------- -----------
                               800,000        400,000
                             1,200,000        600,000
                             1,600,000        800,000
                             3,200,000      1,600,000
                             4,800,000      2,400,000

The following table sets forth, as of December 31, 2001, the number of years of creditable service and the applicable covered compensation for pension benefit calculation purposes for each of the Named Executives:

                                     Years of     Covered
                  Name               Service  Compensation ($)
                  ----               -------- ----------------
                  R. M. Wardrop, Jr.    9.5      4,815,000
                  J. L. Wareham.....    4.8      1,600,000
                  J. G. Hritz.......   12.1      1,056,000
                  J. L. Wainscott...    6.8        768,000
                  D. C. Horn........    1.1        765,000

Compensation Committee Report on Executive Compensation

  Compensation Policies

   The functions of the Compensation Committee (the "Committee") are to review and recommend to the Board of Directors the compensation of the Company's Chief Executive Officer, to review and approve the compensation of all other officers, to review the duties and responsibilities of all officers, to review the Company's overall compensation and personnel policies, to administer the Company's Stock Incentive Plan, Long-Term Performance Plan and certain other employee benefit plans, and to review and make recommendations to the Board of Directors with respect to the Company's incentive compensation plans, pension and savings plans and employee retirement policies, benefits and plans. With respect to the Company's executive compensation arrangements, the Committee's goal is to establish a compensation program that strengthens the commonality of interests between management and the Company's stockholders, links compensation with Company performance and enables the Company to attract and retain executives of high caliber and ability.

  Executive Officer Compensation Components

   The key elements of the Company's executive officer compensation program are base salary, bonus awards under the Annual Management Incentive Plan and long-term incentives consisting of awards under the Long- Term Performance Plan and awards of stock options and restricted stock under the Stock Incentive Plan. Each of these elements is addressed separately below.

  Base Salary

   Salary levels are assigned to positions within competitive standards based on job responsibilities and a review of the salary levels for comparable positions at other major corporations, as disclosed in compensation surveys conducted by independent consulting firms. Corporations for which compensation data are included in these surveys include various industrial companies with sales, size and scope that can be compared to those of the Company, as well as the largest publicly owned steel companies in the United States.

   Increases in base salary for an executive officer are based on individual performance, Company performance and market compensation trends. The Committee does not rely on any specific formula, nor does it assign specific weights to the various factors used in determining base salaries. Strong individual performance and strong Company performance would generally result in above-average increases. Below-market increases or no increases would generally occur in years when individual performance and Company performance are below expectations.

  Annual Management Incentive Plan

   The Company's Annual Management Incentive Plan is designed to motivate executive officers to focus on both financial and non-financial goals that directly impact shareholders. A bonus award under the plan is expressed as a percentage of an executive's total base compensation for the year. Depending upon the extent to which prescribed targets are achieved or exceeded, that percentage may vary from approximately 100% to as much as 200% for the Chairman and Chief Executive Officer, from 75% to as much as 150% for the President and from 50% to as much as 100% for each of the other executive officers. If minimum thresholds are not achieved, no bonus is payable.

   Although the Company reported a net loss for 2001, the Committee approved payment of bonus awards to the extent participants' achieved or exceeded prescribed targets in those objective categories, other than financial results, that, pursuant to the plan, are required to be considered in determining a portion of the annual bonus. Bonus awards for 2001, as a percentage of base salary, were 60% for Mr. Wardrop, 45% for Mr. Wareham, and 30% for each of Messrs. Hritz, Wainscott and Horn.

  Long-Term Performance Plan

   The Company's Long-Term Performance Plan is designed to increase management's focus on the Company's performance relative to that of its principal competitors over a multi-year period and to further enhance the Company's ability to retain the services of its key executives.

   Although the Company reported a net loss for 2001, because the Company's operating profit per ton (exclusive of unusual items in 2001) exceeded that of all other companies in the competitor group in 1999, 2000 and 2001, the Committee approved the maximum payout for the performance period ended December 31, 2001. Calculated against annualized base salary as of December 31, 2001, the awards were 170% for Mr. Wardrop, 150% for Mr. Wareham and 100% for Messrs. Hritz, Wainscott and Horn.

  Stock Incentive Plan

   Grants of stock options and restricted stock awards under the Company's Stock Incentive Plan are designed to link executive compensation to appreciation in the market price of the Company's Common Stock and to encourage executives to remain in the employ of the Company. Grants of options and restricted stock awards were made during 2001 to each of the executives named in the Summary Compensation Table based upon the recommendations of an independent compensation consultant and consideration of the executive's performance and contribution to the Company. These grants are reflected in the Summary Compensation Table.

  Compensation of Chief Executive Officer

   During 2001, Mr. Wardrop's annual base salary was $1,250,000. He also received an annual bonus of $750,000 for that year pursuant to the Company's Annual Management Incentive Plan based solely upon the Company's performance for the year. In addition, pursuant to the Stock Incentive Plan, Mr. Wardrop was granted options with respect to 200,000 shares and restricted stock awards with respect to 80,000 shares. He also received an award of $2,125,000 under the Long-Term Performance Plan for the three-year performance period ended December 31, 2001. In establishing each of these compensation components, the Committee considered the analysis and recommendations of an independent compensation consultant, performance against annual and long-term bonus objective targets and Mr. Wardrop's individual contribution to the Company's achievements.

  Policy with Respect to Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code (the "Code") generally limits to $1,000,000 per covered executive the deductibility for federal income tax purposes of the annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. Under the provisions of Section 162(m), there may be excluded from the $1,000,000 limit compensation that is determined on the basis of certain performance goals under plans that meet certain specific criteria. Compensation attributable to the exercise of options granted under the Stock Incentive Plan, as well as bonuses paid under the Annual Management Incentive Plan and the Long-Term Performance Plan, are excluded from the $1,000,000 limit as a consequence of certain provisions of those plans that were approved by stockholders.

                                          THE COMPENSATION COMMITTEE
                                             Allen Born, Chairperson
                                             Dr. Bonnie G. Hill
                                             Robert H. Jenkins
                                             Lawrence A. Leser

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee are not employees or officers of the Company. No member of the Committee is an executive officer of a company of which an executive officer of the Company serves as a director.

                         COMPARATIVE PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five-year period from January 1, 1997 through December 31, 2001, with the cumulative total return for the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a peer group consisting of the four largest publicly owned integrated steel companies in the United States (Bethlehem Steel Corporation, The LTV Corporation, National Steel Corporation and United States Steel Corporation). These comparisons assume an investment of $100 at the commencement of the period and reinvestment of dividends. With respect to companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.

                           Cumulative Total Returns
                   January 1, 1997 through December 31, 2001
                  (Value of $100 invested on January 1, 1997)



                             [GRAPH APPEARS HERE]



                                    [CHART]

         AK Steel  Peer Group  S&P 500
         --------  ----------  -------
1/1/97   $   100    $  100     $   100
12/31/97   91.24     99.11      133.32
12/31/98  124.39     74.74      171.34
12/31/99  102.38     91.28      207.35
12/31/00   50.14     39.14      188.46
12/31/01   65.95     37.28      166.16

                            AUDIT COMMITTEE REPORT

   In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001, the Committee met four times and discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and its independent auditors prior to public release.

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standard Board Standard No. 1, "Independence Discussion with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   In January 2002, the Committee discussed and reviewed the Company's audited financial statements as of and for the year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred with that recommendation.

                                        THE AUDIT COMMITTEE
                                          Lawrence A. Leser, Chairperson
                                          Allen Born
                                          Daniel J. Meyer
                                          Dr. James A. Thomson

                        PRINCIPAL ACCOUNTING FIRM FEES

   The following table sets forth the aggregate fees paid or accrued by the Company to its principal accounting firm, Deloitte & Touche LLP, for the year ended December 31, 2001:

                          Audit fees(1).... $1,109,000
                          All other fees(2)  2,128,410
                                            ----------
                             Total......... $3,237,410
                                            ==========

        --------
         (1)Includes fees for audit of annual financial statements and reviews of unaudited quarterly financial reports, as well as fees for audits required for regulatory reporting by the Company's insurance subsidiaries.

         (2)Includes audit-related fees for audits of employee benefit plans, agreed-upon procedure engagements and consents related to filings with the Securities and Exchange Commission. Also includes fees for tax compliance, tax planning, and other non-audit services.

                        HOUSEHOLDING OF PROXY MATERIALS

   The Securities and Exchange Commission has approved a new rule concerning the delivery of annual reports, proxy statements, prospectuses and information statements. It permits the Company to send a single set of these documents to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as "householding," reduces the volume of duplicate information you receive and reduces our expenses. The Company plans to institute this procedure for all relevant accounts after this year's annual meeting. If you agree to householding, you will help reduce printing and mailing costs for the Company. The Company has sent an important notice regarding householding to each of its registered stockholders with this year's annual report and proxy statement.

              STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

   If a stockholder intends to present a proposal at the 2003 Annual Meeting of Stockholders and seeks to have the proposal included in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 5, 2002. The proposal must also satisfy the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

   The Company's By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. Notice of a stockholder proposal or director nomination for the 2003 Annual Meeting must be received by the Company no later than March 16, 2003 nor earlier than February 15, 2003 and must contain certain information and conform to certain requirements specified in the By-Laws. If the Chairman at the Annual Meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard the proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2003 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

   Any proposals, as well as any related questions, should be directed to the Secretary of the Company, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043-0001.

                                 OTHER MATTERS

   The Company's audited financial statements as of and for the year ended December 31, 2001, together with the report thereon of Deloitte & Touche LLP, independent public accountants, are included in the Company's Annual Report on Form 10-K under the Securities Exchange Act of 1934. A copy of the 2001 Annual Report on Form 10-K is included in the Company's 2001 Annual Report to Stockholders and is being furnished to stockholders together with this Proxy Statement.

   The Board of Directors has selected Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will respond to appropriate questions.

   This Proxy Statement and the accompanying form of proxy will initially be mailed to stockholders on or about April 5, 2002, together with the 2001 Annual Report to Stockholders. In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward these proxy materials and the accompanying reports to the beneficial owners of shares of the Company's Common Stock held by them of record and will reimburse them for their reasonable out-of-pocket expenses for doing so. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee estimated to be $7,500 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company. The cost of soliciting proxies will be borne by the Company.

   The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,
                                             BRENDA S. HARMON
                                               Secretary

Middletown, Ohio
April 5, 2002

                          AK STEEL HOLDING CORPORATION
                        Annual Meeting of Stockholders
                           To be held on May 14, 2002

     The undersigned stockholder of AK Steel Holding Corporation (the "Company") hereby appoints Richard M. Wardrop, Jr., David C. Horn and Brenda S. Harmon, and each of them, as attorneys and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 14, 2002, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock and/or Preferred Stock of the Company owned by the undersigned on March 22, 2002, in accordance with the directions indicated herein:

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NINE NOMINEES NAMED ON THE REVERSE SIDE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES NAMED FOR ELECTION AS A DIRECTOR.

ELECTION OF DIRECTORS
   [ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)        to vote for all nominees
                                                       listed below

Nominees: Richard A. Abdoo, Allen Born, Donald V. Fites, Dr. Bonnie G. Hill,
          Robert H. Jenkins, Lawrence A. Leser, Daniel J. Meyer, Dr. James
          A. Thomson and Richard M. Wardrop, Jr.

(INSTRUCTIONS: To withhold authority to vote for an individual nominee named above, strike a line through that nominee's name) and to transact such other business as may properly come before the meeting or any adjournment thereof.
                  Please sign, date and return this proxy card
                      promptly using the enclosed envelope.

                                            Date:_____________________________

                                            Signature(s): ____________________

                                            Signature(s): ____________________
                                            (Please date and sign exactly as
                                            name appears hereon. When signing
                                            as attorney, administrator, trustee,
                                            custodian or guardian, give full
                                            title as such. When more than one
                                            owner, all should sign. Proxies
                                            executed by a partnership or
                                            corporation should be signed in the
                                            full partnership or corporate name
                                            by a partner or authorized officer.)